Filed Pursuant To Rule 433

Registration No. 333-217785

January 17, 2018

LOW INFLATION – WHAT’S THE ROLE OF GOLD? THE GLDEN QUESTION *Source: Bloomberg Finance L.P., data as of 30 October 2017. ^Source: State Street Global Advisors, “The Role of Gold in Today’s Global Multi-Asset Portfolio”, October 2017. During periods of moderate inflation — defined as an annual increase between 2% and 5% — gold has risen at an average rate of 7.4% a year. During periods with inflation above 5% a year, the gold price has increased by an average annual rate of 15.2%. FOR INVESTMENT PROFESSIONAL USE ONLY. NOT FOR USE WITH THE PUBLIC. SPDR Gold Trust (the “Trust”) is currently listed on the Stock Exchange of Hong Kong Limited (“SEHK”) and Singapore Exchange Limited (“SGX”). No action has been taken to permit an offering of Shares of the Trust other than those listed above. The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the Trust’s fees and expenses. The Trust’s prospectus is available and may be obtained upon request from State Street Global Advisors Asia Limited and State Street Global Advisors Singapore Limited (Co. Reg. No: 200002719D, regulated by the Monetary Authority of Singapore) or can be downloaded from www.spdrgoldshares.com. Investors should read the prospectus of the Trust before deciding whether to purchase Shares. Shares in the Trust are not obligations of, deposits in, or guaranteed by, World Gold Trust Services, LLC, State Street Global Advisors or any of their affiliates. You may wish to seek advice from a financial advisor before making a commitment to purchase Shares. In the event that you choose not to seek advice from a financial advisor, you should consider whether the Trust is suitable for you. Investors have no right to request the sponsor to redeem their Shares while the Shares are listed. It is intended the holders of the Shares may only deal in their shares through trading on the SEHK and the SGX. Listing of Shares on the SEHK and the SGX do not guarantee a liquid market for the Shares, and the Trust may be delisted from the SEHK and the SGX. Nothing contained herein constitutes investment advice and should not be relied upon as such. Shares may fall or rise. Past performance is not indicative of future performance. The Trust has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents GLD has filed with the SEC for more complete information about GLD and this offering. Please see the GLD prospectus for a detailed discussion of the risks of investing in GLD shares. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus if you request it by calling +852 2103 0288 (Hong Kong) or +65 6826 7555 (Singapore). Investing in commodities entail significant risk and is not appropriate for all investors. All forms of investments carry risks, including the risk of losing all of the invested amount. Such activities may not be suitable for everyone. The whole or any part of this work may not be reproduced, copied or transmitted or any of its content disclosed to third parties without SSGA’s consent. SPDR® is a registered trademark of Standard & Poor’s Financial Services LLC (S&P) and has been licensed for use by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by S&P, S&P Dow Jones Indices LLC, Dow Jones Trademark Holdings LLC, their respective affiliates and third party licensors and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto, including for any errors, omissions, or interruptions of any index. © 2017 State Street Corporation. All Rights Reserved. IBGAP-3688. Exp. Date: 11/30/2018 SPDR® Gold Shares (GLD®)—The world’s largest and most liquid gold ETF* Historically, gold has performed well in times of both high and low inflation. In fact since 1970, during periods when the annual US inflation rate was below 2%, gold rose at an average 6.7% annually^. Visit www.asia.spdrs.com/goldupdates to read our comprehensive expert view.

*Source: Bloomberg Finance L.P., data as of 30 October 2017. ^Source: State Street Global Advisors, “Gold’s Relationship with the Dollar: Don’t Count Gold Out with a Strong Dollar”, June 2016. FOR INVESTMENT PROFESSIONAL USE ONLY. NOT FOR USE WITH THE PUBLIC. SPDR Gold Trust (the “Trust”) is currently listed on the Stock Exchange of Hong Kong Limited (“SEHK”) and Singapore Exchange Limited (“SGX”). No action has been taken to permit an offering of Shares of the Trust other than those listed above. The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the Trust’s fees and expenses. The Trust’s prospectus is available and may be obtained upon request from State Street Global Advisors Asia Limited and State Street Global Advisors Singapore Limited (Co. Reg. No: 200002719D, regulated by the Monetary Authority of Singapore) or can be downloaded from www.spdrgoldshares.com. Investors should read the prospectus of the Trust before deciding whether to purchase Shares. Shares in the Trust are not obligations of, deposits in, or guaranteed by, World Gold Trust Services, LLC, State Street Global Advisors or any of their affiliates. You may wish to seek advice from a financial advisor before making a commitment to purchase Shares. In the event that you choose not to seek advice from a financial advisor, you should consider whether the Trust is suitable for you. Investors have no right to request the sponsor to redeem their Shares while the Shares are listed. It is intended the holders of the Shares may only deal in their shares through trading on the SEHK and the SGX. Listing of Shares on the SEHK and the SGX do not guarantee a liquid market for the Shares, and the Trust may be delisted from the SEHK and the SGX. Nothing contained herein constitutes investment advice and should not be relied upon as such. Shares may fall or rise. Past performance is not indicative of future performance. The Trust has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents GLD has filed with the SEC for more complete information about GLD and this offering. Please see the GLD prospectus for a detailed discussion of the risks of investing in GLD shares. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus if you request it by calling +852 2103 0288 (Hong Kong) or +65 6826 7555 (Singapore). Investing in commodities entail significant risk and is not appropriate for all investors. All forms of investments carry risks, including the risk of losing all of the invested amount. Such activities may not be suitable for everyone. The whole or any part of this work may not be reproduced, copied or transmitted or any of its content disclosed to third parties without SSGA’s consent. SPDR® is a registered trademark of Standard & Poor’s Financial Services LLC (S&P) and has been licensed for use by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by S&P, S&P Dow Jones Indices LLC, Dow Jones Trademark Holdings LLC, their respective affiliates and third party licensors and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto, including for any errors, omissions, or interruptions of any index. © 2017 State Street Corporation. All Rights Reserved. IBGAP-3688. Exp. Date: 11/30/2018 SPDR® Gold Shares (GLD®)—The world’s largest and most liquid gold ETF* While a strengthening US dollar has historically correlated to a weakening gold price, there have been periods in the past when both prices increased at the same time^. We believe that gold can be an effective portfolio diversifier, and that there may be reasons investors may wish to consider retaining their gold allocations when the dollar is rising. Visit www.asia.spdrs.com/goldupdates to read our comprehensive expert view. WILL A STRONGER DOLLAR WEAKENGOLD? THE GLDEN QUESTION

WHERE WILL WITH THE US RATE HIKES? GOLD GO THE GLDEN QUESTION *Source: Bloomberg Finance L.P., data as of 30 October 2017. ^Source: Bloomberg Finance L.P., State Street Global Advisors, April 1, 1971–September 30, 2017. FOR INVESTMENT PROFESSIONAL USE ONLY. NOT FOR USE WITH THE PUBLIC. SPDR Gold Trust (the “Trust”) is currently listed on the Stock Exchange of Hong Kong Limited (“SEHK”) and Singapore Exchange Limited (“SGX”). No action has been taken to permit an offering of Shares of the Trust other than those listed above. The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the Trust’s fees and expenses. The Trust’s prospectus is available and may be obtained upon request from State Street Global Advisors Asia Limited and State Street Global Advisors Singapore Limited (Co. Reg. No: 200002719D, regulated by the Monetary Authority of Singapore) or can be downloaded from www.spdrgoldshares.com. Investors should read the prospectus of the Trust before deciding whether to purchase Shares. Shares in the Trust are not obligations of, deposits in, or guaranteed by, World Gold Trust Services, LLC, State Street Global Advisors or any of their affiliates. You may wish to seek advice from a financial advisor before making a commitment to purchase Shares. In the event that you choose not to seek advice from a financial advisor, you should consider whether the Trust is suitable for you. Investors have no right to request the sponsor to redeem their Shares while the Shares are listed. It is intended the holders of the Shares may only deal in their shares through trading on the SEHK and the SGX. Listing of Shares on the SEHK and the SGX do not guarantee a liquid market for the Shares, and the Trust may be delisted from the SEHK and the SGX. Nothing contained herein constitutes investment advice and should not be relied upon as such. Shares may fall or rise. Past performance is not indicative of future performance. The Trust has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents GLD has filed with the SEC for more complete information about GLD and this offering. Please see the GLD prospectus for a detailed discussion of the risks of investing in GLD shares. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus if you request it by calling +852 2103 0288 (Hong Kong) or +65 6826 7555 (Singapore). Investing in commodities entail significant risk and is not appropriate for all investors. All forms of investments carry risks, including the risk of losing all of the invested amount. Such activities may not be suitable for everyone. The whole or any part of this work may not be reproduced, copied or transmitted or any of its content disclosed to third parties without SSGA’s consent. SPDR® is a registered trademark of Standard & Poor’s Financial Services LLC (S&P) and has been licensed for use by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by S&P, S&P Dow Jones Indices LLC, Dow Jones Trademark Holdings LLC, their respective affiliates and third party licensors and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto, including for any errors, omissions, or interruptions of any index. © 2017 State Street Corporation. All Rights Reserved. IBGAP-3688. Exp. Date: 11/30/2018 SPDR® Gold Shares (GLD®)—The world’s largest and most liquid gold ETF* Fed interest rate increases are not necessarily bad for gold. Analysis reveals that the price of gold had an average 37% increase during the previous ten interest rate tightening cycles since 1971^. With global real interest rates expected to remain low in the near term, gold may potentially benefit. Visit www.asia.spdrs.com/goldupdates to read our comprehensive expert view.

*Source: Bloomberg Finance L.P., data as of 30 October 2017. ^Source: State Street Global Advisors, “What to Consider When Implementing Gold in a Portfolio”, March 2017. #Source: State Street Global Advisors, “The Role of Gold in Today’s Global Multi-Asset Portfolio”, October 2017. FOR INVESTMENT PROFESSIONAL USE ONLY. NOT FOR USE WITH THE PUBLIC. SPDR Gold Trust (the “Trust”) is currently listed on the Stock Exchange of Hong Kong Limited (“SEHK”) and Singapore Exchange Limited (“SGX”). No action has been taken to permit an offering of Shares of the Trust other than those listed above. The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the Trust’s fees and expenses. The Trust’s prospectus is available and may be obtained upon request from State Street Global Advisors Asia Limited and State Street Global Advisors Singapore Limited (Co. Reg. No: 200002719D, regulated by the Monetary Authority of Singapore) or can be downloaded from www.spdrgoldshares.com. Investors should read the prospectus of the Trust before deciding whether to purchase Shares. Shares in the Trust are not obligations of, deposits in, or guaranteed by, World Gold Trust Services, LLC, State Street Global Advisors or any of their affiliates. You may wish to seek advice from a financial advisor before making a commitment to purchase Shares. In the event that you choose not to seek advice from a financial advisor, you should consider whether the Trust is suitable for you. Investors have no right to request the sponsor to redeem their Shares while the Shares are listed. It is intended the holders of the Shares may only deal in their shares through trading on the SEHK and the SGX. Listing of Shares on the SEHK and the SGX do not guarantee a liquid market for the Shares, and the Trust may be delisted from the SEHK and the SGX. Nothing contained herein constitutes investment advice and should not be relied upon as such. Shares may fall or rise. Past performance is not indicative of future performance. The Trust has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents GLD has filed with the SEC for more complete information about GLD and this offering. Please see the GLD prospectus for a detailed discussion of the risks of investing in GLD shares. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus if you request it by calling +852 2103 0288 (Hong Kong) or +65 6826 7555 (Singapore). Investing in commodities entail significant risk and is not appropriate for all investors. All forms of investments carry risks, including the risk of losing all of the invested amount. Such activities may not be suitable for everyone. The whole or any part of this work may not be reproduced, copied or transmitted or any of its content disclosed to third parties without SSGA’s consent. SPDR® is a registered trademark of Standard & Poor’s Financial Services LLC (S&P) and has been licensed for use by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by S&P, S&P Dow Jones Indices LLC, Dow Jones Trademark Holdings LLC, their respective affiliates and third party licensors and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto, including for any errors, omissions, or interruptions of any index. © 2017 State Street Corporation. All Rights Reserved. IBGAP-3688. Exp. Date: 11/30/2018 SPDR® Gold Shares (GLD®)—The world’s largest and most liquid gold ETF* Compared to bonds and stocks over the last ten years, gold is mid-range in terms of volatility^. With low or negative historical correlation to many other asset classes#, gold has been historically used to counter volatility – making it attractive as a potential core diversifying and long-term strategic asset in today’s multi-asset portfolios. Visit www.asia.spdrs.com/goldupdates to read our comprehensive expert view. THE GLDEN QUESTION IS FOR A PORTFOLIO? TOO VOLATILE GOLD

*Source: Bloomberg Finance L.P., data as of 30 October 2017. FOR INVESTMENT PROFESSIONAL USE ONLY. NOT FOR USE WITH THE PUBLIC. SPDR Gold Trust (the “Trust”) is currently listed on the Stock Exchange of Hong Kong Limited (“SEHK”) and Singapore Exchange Limited (“SGX”). No action has been taken to permit an offering of Shares of the Trust other than those listed above. The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the Trust’s fees and expenses. The Trust’s prospectus is available and may be obtained upon request from State Street Global Advisors Asia Limited and State Street Global Advisors Singapore Limited (Co. Reg. No: 200002719D, regulated by the Monetary Authority of Singapore) or can be downloaded from www.spdrgoldshares.com. Investors should read the prospectus of the Trust before deciding whether to purchase Shares. Shares in the Trust are not obligations of, deposits in, or guaranteed by, World Gold Trust Services, LLC, State Street Global Advisors or any of their affiliates. You may wish to seek advice from a financial advisor before making a commitment to purchase Shares. In the event that you choose not to seek advice from a financial advisor, you should consider whether the Trust is suitable for you. Investors have no right to request the sponsor to redeem their Shares while the Shares are listed. It is intended the holders of the Shares may only deal in their shares through trading on the SEHK and the SGX. Listing of Shares on the SEHK and the SGX do not guarantee a liquid market for the Shares, and the Trust may be delisted from the SEHK and the SGX. Nothing contained herein constitutes investment advice and should not be relied upon as such. Shares may fall or rise. Past performance is not indicative of future performance. The Trust has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents GLD has filed with the SEC for more complete information about GLD and this offering. Please see the GLD prospectus for a detailed discussion of the risks of investing in GLD shares. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus if you request it by calling +852 2103 0288 (Hong Kong) or +65 6826 7555 (Singapore). Investing in commodities entail significant risk and is not appropriate for all investors. All forms of investments carry risks, including the risk of losing all of the invested amount. Such activities may not be suitable for everyone. The whole or any part of this work may not be reproduced, copied or transmitted or any of its content disclosed to third parties without SSGA’s consent. SPDR® is a registered trademark of Standard & Poor’s Financial Services LLC (S&P) and has been licensed for use by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by S&P, S&P Dow Jones Indices LLC, Dow Jones Trademark Holdings LLC, their respective affiliates and third party licensors and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto, including for any errors, omissions, or interruptions of any index. © 2017 State Street Corporation. All Rights Reserved. IBGAP-3688. Exp. Date: 11/30/2018 SPDR® Gold Shares (GLD®)—The world’s largest and most liquid gold ETF* Gold is still trading well below its 2011 peak of US$1,900 level. We may see more upside potential than downside risk for gold due to the ongoing geopolitical uncertainty, stretched valuations in equity markets and the current low real interest rate environment. Visit www.asia.spdrs.com/goldupdates to read our comprehensive expert view. WHAT’S THE NEAR TERM OUTLOOK FOR GOLD? THE GLDEN QUESTION

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Advisors Funds Distributors, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.